NITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Liquidmetal Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

30452 Esperanza

Rancho Santa Margarita, California  92688

NOTICE OF POSTPONEMENT AND RESCHEDULING OF

2009 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Liquidmetal Technologies, Inc.:

You are hereby notified that the 2009 Annual Meeting of Stockholders of Liquidmetal Technologies, Inc., which was originally scheduled for Tuesday, July 14, 2009, has been postponed and rescheduled for Friday, July 31, 2009, at 9:00 a.m., local time.  The Annual Meeting, as rescheduled, will be held at the Courtyard Marriott, 27492 Portola Parkway, Foothill Ranch, California.  The Annual Meeting is being postponed and rescheduled because proxy materials were not timely mailed to certain stockholders of the company.

The close of business on June 5, 2009, will remain as the record date for the determination of the stockholders entitled to receive notice and to vote at the Annual Meeting or any adjournments or postponements thereof.  In addition, no change has been made to the proposals to be considered and acted upon at the Annual Meeting; these proposals are included in the definitive Proxy Statement filed with the Securities and Exchange Commission on June 11, 2009.  Stockholders who were not sent proxy materials for the Annual Meeting as of the date of this notice will receive the proxy materials with this notice.  Stockholders who were sent proxy materials for the meeting prior to the date of this notice will not receive an additional copy of the proxy materials with this notice.

Please read the Proxy Statement and vote your shares as soon as possible.  To ensure your representation at the Annual Meeting, please complete, date, sign, and return the proxy that is enclosed with the Proxy Statement, even if you plan to attend the Annual Meeting.  A proxy and a self-addressed stamped envelope are enclosed with the proxy materials.  If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Larry Buffington

Larry Buffington
President and Chief Executive Officer

July 8, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 31, 2009

The proxy statement, proxy card, and annual report to stockholders (together with this notice) are available at www.liquidmetal.com.